EXHIBIT 99.1

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 2022 disposition of Bison Gathering System.
On September 19, 2022, Summit Midstream Holdings, LLC (“SMP Holdings”), a wholly owned subsidiary of Summit Midstream Partners, LP (including its subsidiaries, collectively “SMLP” or the “Partnership”), completed the sale of Bison Midstream, LLC (“Bison Midstream”) to a subsidiary of Steel Reef Infrastructure Corp. (“Steel Reef”) for cash consideration of $36.7 million, which was net of cash disposed of and includes certain working capital adjustments, pursuant to a Purchase Agreement, dated September 19, 2022, by and between SMP Holdings and Steel Reef US Corp. (the “Purchase Agreement”). Bison Midstream owns a gas gathering system in the Burke and Mountrail counties of North Dakota. The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions.
June 2022 disposition of Lane G&P System.
As previously disclosed, on June 30, 2022, the Partnership completed the sale of Summit Midstream Permian, LLC (“Summit Permian”) (the “Permian Sale”) to a wholly owned subsidiary of Matador Resources Company (“Matador”) and received cash of approximately $75.1 million, which was net of cash disposed of and included certain working capital adjustments. In connection with the sale, a subsidiary of Matador also assumed the Partnership’s take-or-pay firm capacity on the Partnership’s Double E Pipeline joint venture (“Double E Pipeline”). The Partnership is the operator of the Double E Pipeline joint venture and owns a 70% interest.
Unaudited Pro Forma Condensed Consolidated Financial Statements
The following unaudited pro forma condensed consolidated financial statements of the Partnership are presented to illustrate the effect to the Partnership’s historical financial position and operating results of (i) the sale of the Bison Midstream, (ii) the Permian Sale and (iii) the assumption of the Partnership’s take-or-pay firm capacity on the Double E Pipeline by a subsidiary of Matador.
The sale of Bison Midstream and the Permian Sale constituted significant dispositions for purposes of Item 2.01 of Form 8-K. As a result, the Partnership prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X. This divestiture does not qualify as a discontinued operation as it does not represent a strategic shift that will have a major effect on SMLP’s operations or financial results.
The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 has been prepared to give effect to the sale of Bison Midstream as if it had occurred on June 30, 2022, and provide for an updated closing adjustment for the Permian Sale that became known after June 30, 2022. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and for the six months ended June 30, 2022 have been prepared to give effect to the divestitures as if they had occurred on January 1, 2021.
The unaudited pro forma condensed consolidated balance sheet and statements of operations included herein are for information purposes only and are not necessarily indicative of the results that might have occurred had the divestiture taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited condensed consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Partnership at the time these unaudited pro forma condensed consolidated financial statements were prepared. The Partnership believes its current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements only include adjustments related to the sale of Bison Midstream and the Permian Sale.
This pro forma information is based on the historical consolidated financial statements of SMLP and should be read in conjunction with the condensed consolidated financial statements and accompanying footnotes included in the Partnership’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022 and the consolidated financial statements and accompanying footnotes in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission on August 5, 2022 and February 28, 2022, respectively.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
As of June 30, 2022

(In thousands, except unit amounts)	Historical	Permian Conforming Adjustments		Bison Conforming Adjustments		Pro forma Combined
ASSETS
Cash and cash equivalents	$12,367	$—		$(1,009)	(b)	$11,358
Restricted cash	3,333	—		—		3,333
Accounts receivable	59,392	—		(4,408)	(b)	54,984
Other current assets	3,716	—		(34)	(b)	3,682
Total current assets	78,808	—		(5,451)		73,357
Property, plant and equipment, net	1,531,450	—		(39,689)	(b)	1,491,761
Intangible assets, net	156,877	—		(6,822)	(b)	150,055
Investment in equity method investees	519,553	—		—		519,553
Other noncurrent assets	23,645	—		(17)	(b)	23,628
TOTAL ASSETS	$2,310,333	$—		$(51,979)		$2,258,354

LIABILITIES AND CAPITAL
Trade accounts payable	$8,378	$—		$(116)	(b)	$8,262
Accrued expenses	21,323	461	(c)	(6,137)	(b) (c)	15,647
Deferred revenue	9,720	—		(147)	(b)	9,573
Ad valorem taxes payable	4,738	—		(149)	(b)	4,589
Accrued compensation and employee benefits	6,760	—		(163)	(b)	6,597
Accrued interest	15,992	—		—		15,992
Accrued environmental remediation	2,108	—		—		2,108
Current portion of long-term debt	7,526	—		—		7,526
Other current liabilities	10,476	—		(22)	(b)	10,454
Total current liabilities	87,021	461		(6,734)		80,748
Long-term debt, net	1,232,512	—		(40,000)	(a)	1,192,512
Noncurrent deferred revenue	40,362	—		(569)	(b)	39,793
Noncurrent accrued environmental remediation	2,272	—		—		2,272
Other noncurrent liabilities	32,184	—		(8)	(b)	32,176
Total liabilities	1,394,351	461		(47,311)		1,347,501
Commitments and contingencies

Mezzanine Capital
Subsidiary Series A Preferred Units (93,039 issued and outstanding at June 30, 2022)	113,574	—		—		113,574

Partners’ Capital
Series A Preferred Units (65,508 units issued and outstanding at June 30, 2022)	81,290	—		—		81,290
Common limited partner capital (10,166,175 units issued and outstanding at June 30, 2022)	721,118	(461)	(c)	(4,668)	(b)	715,989
Total partners’ capital	802,408	(461)		(4,668)		797,279
TOTAL LIABILITIES AND CAPITAL	$2,310,333	$—		$(51,979)		$2,258,354

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the Six Months Ended June 30, 2022

(In thousands, except per-unit amounts)	Historical	Permian Conforming Adjustments		Bison Conforming Adjustments		Pro forma Combined
Revenues:
Gathering services and related fees	$125,651	$(3,669)	(d)	$(134)	(d)	$121,848
Natural gas, NGLs and condensate sales	50,736	(30,003)	(d) (f)	(27,513)	(d)	(6,780)
Other revenues	18,802	(531)	(d)	(6,758)	(d)	11,513
Total revenues	195,189	(34,203)		(34,405)		126,581
Costs and expenses:
Cost of natural gas and NGLs	49,082	(19,081)	(d) (f)	(26,694)	(d)	3,307
Operation and maintenance	39,339	(3,082)	(d)	(3,377)	(d)	32,880
General and administrative	23,433	(358)	(d)	(194)	(d)	22,881
Depreciation and amortization	60,556	(2,733)	(d)	(1,087)	(d)	56,736
Transaction costs	233	—		—		233
Loss on asset sales, net	(310)	13	(h)	(13)	(d)	(310)
Long-lived asset impairments	84,628	(84,516)	(h)	—		112
Total costs and expenses	256,961	(109,757)		(31,365)		115,839
Other income(expense), net	(4)	—		—		(4)
Gain on interest rate swaps	10,964	—		—		10,964
Interest expense	(49,050)	1,635	(e)	872	(e)	(46,543)
Income (loss) before income taxes and equity method investment income	(99,862)	77,189		(2,168)		(24,841)
Income tax expense	(375)	—		—		(375)
Income from equity method investees	8,428	—		—		8,428
Net income (loss)	$(91,809)	$77,189		$(2,168)		$(16,788)
Net income attributable to Subsidiary Series A Preferred Units	(8,877)	—		—		(8,877)
Net (income) loss attributable to Summit Midstream Partners, LP	$(100,686)	$77,189		$(2,168)		$(25,665)
Less: net income attributable to Series A Preferred Units	(4,108)	—		—		(4,108)
Add: deemed contribution from Preferred Exchange Offer	20,974	—		—		20,974
Net income attributable to common limited partners	$(83,820)	$77,189		$(2,168)		$(8,799)
Net income per limited partner unit:
Common unit – basic	$(8.45)					$(0.89)
Common unit – diluted	$(8.45)					$(0.89)

Weighted-average limited partner units outstanding:
Common units – basic	9,919					9,919
Common units – diluted	9,919					9,919

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the Year Ended December 31, 2021

(In thousands, except per-unit amounts)	Historical	Permian Conforming Adjustments		Bison Conforming Adjustments		Pro forma Combined
Revenues:
Gathering services and related fees	$281,705	$(8,229)	(d)	$(223)	(d)	$273,253
Natural gas, NGLs and condensate sales	82,768	(28,767)	(d) (f)	(47,470)	(d)	6,531
Other revenues	36,145	(481)	(d)	(14,764)	(d)	20,900
Total revenues	400,618	(37,477)		(62,457)		300,684
Costs and expenses:
Cost of natural gas and NGLs	81,969	(30,163)	(d) (f)	(47,637)	(d)	4,169
Operation and maintenance	74,178	(5,585)	(d)	(7,676)	(d)	60,917
General and administrative	58,166	(478)	(d)	(305)	(d)	57,383
Depreciation and amortization	119,076	(5,858)	(d)	(2,160)	(d)	111,058
Transaction costs	1,677	935	(g)	350	(g)	2,962
Gain on asset sales, net	(369)	—		—		(369)
Long-lived asset impairments	10,151	(595)	(d)	(41)	(d)	9,515
Total costs and expenses	344,848	(41,744)		(57,469)		245,635
Other expense, net	(613)	—		—		(613)
Loss on ECP Warrants	(13,634)	—		—		(13,634)
Interest expense	(66,156)	2,564	(e)	1,367	(e)	(62,225)
Loss on early extinguishment of debt	(3,523)	—		—		(3,523)
Income (loss) before income taxes and equity method investment income	(28,156)	6,831		(3,621)		(24,946)
Income tax (expense) benefit	327	—		—		327
Income from equity method investees	7,880	—		—		7,880
Net income (loss)	$(19,949)	$6,831		$(3,621)		$(16,739)
Net income attributable to Subsidiary Series A Preferred Units	(16,667)	—		—		(16,667)
Net income attributable to Summit Midstream Partners, LP	$(36,616)	$6,831		$(3,621)		$(33,406)
Less: net income attributable to Series A Preferred Units	(15,998)	—		—		(15,998)
Add: deemed contribution from Preferred Exchange Offer	8,326	—		—		8,326
Net income (loss) attributable to common limited partners	$(44,288)	$6,831		$(3,621)		$(41,078)
Net loss per limited partner unit:
Common unit – basic	$(6.57)					$(6.09)
Common unit – diluted	$(6.57)					$(6.09)

Weighted-average limited partner units outstanding:
Common units – basic	6,741					6,741
Common units – diluted	6,741					6,741

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. BASIS OF PRESENTATION
The June 30, 2022 unaudited pro forma balance sheet gives effect to the pro forma adjustments necessary to reflect the sale of Bison Midstream as if the transaction had occurred on June 30, 2022 and it also includes an updated working capital adjustment related to the Permian Sale. The unaudited pro forma condensed consolidated statements of operations give effect to the pro forma adjustments to reflect the sale of Bison Midstream and the Permian Sale as if they had occurred as of January 1, 2021. The unaudited pro forma adjustments related to the sale of Bison Midstream and Permian Sale are based on available information and assumptions that management believes are (1) directly attributable to the transaction; (2) factually supportable and (3) with respect to the unaudited condensed consolidated statements of operations, expected to have a continuing impact on consolidated operating results.
2. PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed consolidated statements reflect the following adjustments:
Balance Sheet
“Historical” - represents the historical unaudited condensed consolidated balance sheet of Summit Midstream Partners as of June 30, 2022.
(a) To adjust for the proceeds associated with the divestiture.
(b) To remove the Partnership’s midstream gathering assets and liabilities associated with the sale of Bison Midstream. The following is a summarization of the application of net proceeds and estimated loss on the Bison Midstream divestiture:

(in thousands)
Sale price	$40,000
Cash on hand	(1,009)
Accounts receivable	(4,408)
Other current assets	(34)
Property, plant and equipment, net	(39,689)
Intangible assets	(6,822)
Other noncurrent assets	(17)
Trade accounts payable, accrued expenses and other	6,742
Deferred revenues	569
Estimated loss on sale of Bison Midstream	$(4,668)
(c) To adjust for unrecognized transaction costs associated with the sale of Bison Midstream and an updated closing adjustment related to the Permian Sale.
Income Statement
“Historical” - represents the historical consolidated statements of operations Summit Midstream Partners for the six months ended June 30, 2022 and for the year ended December 31, 2021.
(d) Adjustments are to eliminate revenues and costs of the Partnership’s midstream gathering operations associated with the sale of Bison Midstream and the Permian Sale from the Partnership’s consolidated operations.
(e) Interest expense is adjusted to show the impact of approximate reductions of $75.0 million and $40.0 million to the Partnership’s asset-based revolving credit facility with proceeds received from the Permian Sale and the sale of Bison Midstream, respectively.
(f) Includes the impact of the termination of certain sales agreements as well as the assumption of the Partnership’s take-or-pay firm capacity on the Double E Pipeline, by a subsidiary of Matador Resources Company, for the year ended December 31, 2021 and for the six months ended June 30, 2022. The Partnership’s Contractual Obligation Table, included in Part II of its Form 10-K for the fiscal year ended December 31, 2021, disclosed Double E take-or-pay firm capacity obligations of $2.6 million, $2.6 million, $2.7 million, $3.3 million, and $3.3 million for the fiscal years ended December 31, 2022, 2023, 2024, 2025, and 2026, respectively.

(g) To adjust for unrecognized transaction costs associated with the sale of Bison Midstream and the Permian Sale.
(h) To adjust for asset impairments and losses recognized as a result of the Permian Sale.